Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-266055) of Augusta Gold Corp. of our report dated March 28, 2024, relating to the consolidated financial statements of Augusta Gold Corp. for the years ended December 31, 2023 and 2022, which are included in this Annual Report on Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 28, 2024